
ALLMERICA INVESTMENT TRUST
SELECT GROWTH AND INCOME FUND - (Series # 6)

10F-3 Transactions for the Quarter Ended 9/30/00


                                                                                                     Name of         Name of
                          Purchase  Amount of   Total          Total       Purchase     Purchase as  Affiliated      Broker/Dealer
             Date of      Price     Commission  Amount of      Amount of   as a %       a % of       Broker/Dealer   whom Securities
Security     Transaction  Per Unit  per Unit    Offering       Purchase    of Offering  Fund Assets  in Syndicate    were Purchased
-------      ----------   --------  ----------  --------       --------    ----------   ----------   ------------    --------------
Corvis Corp. 7/27/00      $36.00    $2.52       $1,138,500,000 $3,328,200  Less than    Less than    J.P. Morgan     Hambrecht and
                                                                           0.1%         0.1%         Securities Inc. Quist: First
                                                                                                                     Boston